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Exhibit 10.40

CONFORMED COPY

ADDITIONAL FACILITY ACCESSION AGREEMENT

To:
TD Bank Europe Limited as Facility Agent and Security Agent

From:
The banks and financial institutions listed in Schedule 1 to this Agreement (the Facility H Lenders)

Date: 7 March, 2005

        UPC Broadband Holding B.V. (formerly known as UPC Distribution Holding B.V.)—€1,072,000,000 Term Credit Agreement dated 16th January, 2004 as amended and restated on 24th June, 2004, as amended by amendment letters dated 22nd July, 2004 and 2nd December, 2004 and as subsequently amended and restated on 7th March, 2005 (the Credit Agreement)

1.
In this Agreement:

  Facility E means the €1,021,852,984.33 Additional Facility set out in the Additional Facility Accession Agreement dated 24 June 2004.

  Facility H1 means the €550,000,000 term loan Facility which forms a sub-tranche of this Additional Facility.

  Facility H1 Advance means the euro denominated Advance made to UPC Financing Partnership (UPC Financing) under Facility H1.

  Facility H1Commitment means, in relation to a Facility H Lender, the amount in euro set opposite its name under the heading "Facility H1 Commitment" in Schedule 1 to the counterpart to this Agreement executed by that Facility H Lender.

  Facility H2 means the US$1,250,000,000 term loan Facility which forms a sub-tranche of this Additional Facility.

  Facility H2 Advance means the US Dollar denominated Advance made to UPC Financing under Facility H2.

  Facility H2 Commitment means, in relation to a Facility H Lender, the amount in US Dollars set opposite its name under the heading "Facility H2 Commitment" in Schedule 1 to the counterpart to this Agreement executed by that Facility H Lender.

  Facility H means Facility H1 and Facility H2.

  Facility H Advance means a Facility H1 Advance or a Facility H2 Advance.

  Facility H Commitment means a Facility H1 Commitment and/or a Facility H2 Commitment.

  Majority Facility H Lenders means the Facility H Lenders the aggregate of whose Facility H1 Commitments and Facility H2 Commitments (translated into US Dollars on the basis of the Agent's spot Rate of Exchange on the date of this Agreement) exceeds 66 2/3 per cent. of the aggregate Facility H1 Commitments and Facility H2 Commitments (translated into US Dollars on the basis of the Agent's spot Rate of Exchange on the date of this Agreement).

2.
Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement.

3.
We refer to Clause 2.2 (Additional Facilities) of the Credit Agreement.

4.
This Agreement will take effect at the time (the Effective Time) when the Facility Agent notifies UPC Broadband and the Facility H Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Facility H Lenders.

5.
We, the Facility H Lenders, agree:

(a)
to become party to and to be bound by the terms of the Credit Agreement as Additional Facility Lenders in accordance with Clause 2.2 (Additional Facilities); and

(b)
to become a party to the Security Deed as Lenders and to observe, perform and be bound by the terms and provisions of the Security Deed in the capacity of Lenders in accordance with clause 9.3 (Transfers by Lenders) of the Security Deed.

6.
The Additional Facility Commitment in relation to a Facility H Lender (for the purpose of paragraph (a) of the definition of Additional Facility Commitment in Clause 1.1 of the Credit Agreement) is its Facility H1 Commitment and/or Facility H2 Commitment, as appropriate.

7.
Each Facility H Advance will be applied:

(a)
firstly, in permanent prepayment and cancellation of all or part of Facility B and/or Facility C; and

(b)
secondly, (once Facility B and Facility C have been permanently prepaid and cancelled in full):

(i)
to finance Permitted Acquisitions of assets in Slovenia and/or the Republic of Ireland; and

(ii)
in permanent prepayment and cancellation of Facility E.

8.
The Final Maturity Date in respect of this Additional Facility is 30th September, 2012.

9.
(a)      The Availability Period in relation to this Additional Facility is the period from the Effective Time to the close of business in London on the date after the Effective Time occurs.

(b)
This Additional Facility shall be drawn by a single Advance for each of Facility H1 and Facility H2. The Facility H1 Advance and the Facility H2 Advance shall be drawn on the same date and no more than one Request may be made for each of the Facility H1 Advance or the Facility H2 Advance.

10.
(a)      The Margin for Facility H Advances is 2.75 per cent. per annum until the date falling six months after the date of this Agreement and thereafter shall be adjusted in accordance with the following provisions of this paragraph.

(b)
UPC Broadband will deliver to the Facility Agent, together with its Relevant Financial Statements, a notice referring to this paragraph (a Margin Notice) and specifying the ratio of Senior Debt to Annualised EBITDA as calculated in accordance with Clause 17 (Financial Covenants) as at the date to which the related Relevant Financial Statements were prepared for the purposes of calculating whether the Margin for Facility H Advances is to be adjusted in accordance with this paragraph.

  (c)
  The Margin for Facility H Advances will be adjusted to the percentage rates per annum set out in column (1) opposite the range set out in column (2) below into which the ratio of Senior Debt to Annualised EBITDA, as shown in the Margin Notice, falls:

(1) Margin	(2) Senior Debt/Annualised EBITDA ratio
2.75%	≥ 4.00:1
2.50%	< 4.00:1
  (d)
  The adjustment (if any) specified in (c) above will apply to the Margin for all such Advances with immediate effect on the date the relevant Margin Notice (or, if later, the related Relevant Financial Statements) is delivered to the Facility Agent.

  (e)
  If UPC Broadband fails to deliver a Margin Notice in accordance with paragraph (b) above the Margin with effect from the last date permitted for delivery of the Relevant Financial Statements will be as stated in paragraph (a) above provided that if that Margin Notice is delivered later, the Margin will be adjusted in accordance with this paragraph with effect from the date falling five Business Days after the Margin Notice (or, if later, the related Relevant Financial Statements) is delivered.

  (f)
  In this paragraph, Relevant Financial Statements means each set of quarterly financial statements delivered under Clause 16.2(b) (Financial Statements) of the Credit Agreement.

11.
Any Interest due in relation to Facility H will be payable on the last day of each Interest Period in accordance with Clause 8 of the Credit Agreement, and in any event not less than quarterly.

12.
There is no commitment fee in relation to this Additional Facility.

13.
The Borrower in relation to Facility H1 and Facility H2 is UPC Financing.

14.
Where a Facility H Lender assigns, transfers or novates its rights and/or obligations in relation to Facility H under Clause 26.2 (Transfers by Lenders) of the Credit Agreement, such assignment, transfer or novation shall be in a minimum amount of €500,000 (in the case of Facility H1) and US$500,000 (in the case of Facility H2).

15.
(a)      The representations and warranties set out in Clause 15 (Representations and Warranties) of the Credit Agreement (with the exception of Clauses 15.6(a) (Consents), 15.10 (Financial condition), 15.12 (Security Interests), 15.13(b) (Litigation and insolvency proceedings), 15.14 (Business Plan), 15.15 (Tax liabilities), 15.16 (Ownership of assets), 15.20 (ERISA), 15.24 (UPC Financing) and 15.25 (Dutch Banking Act)) are true and correct as if made at the Effective Time with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

(b)
UPC Broadband represents and warrants to each Finance Party that, to the best of its knowledge after due inquiry, as of the date of the information memorandum (the Information Memorandum) prepared in February 2005 in connection with the syndication of Facility H:

(i)
the factual information relating to the Borrower Group and UPC contained in the Information Memorandum is accurate in all material respects;

(ii)
all UPC Financing and UPC Broadband's projections and forecasts contained in the Information Memorandum were based on and arrived at after due and careful consideration and have been prepared by UPC Financing and UPC Broadband on the basis of assumptions that UPC Financing and UPC Broadband believed were reasonable as of the date of the projections; and

    (iii)
    there are no material facts or circumstances which have not been disclosed to the Facility H Lenders in writing prior to the date of the Information Memorandum and which would make any material factual information referred to in (i) above untrue, inaccurate or misleading in any material respect as at the date of the Information Memorandum, or any such opinions, projections, or assumptions referred to in (ii) above misleading in any material respect as at the date of the Information Memorandum, provided that it is understood that information in the Information Memorandum which is provided as of a specified date or for a specified period is in all material respects accurate as of such date or for such period and was not, when prepared, misleading to the best of UPC Financing and UPC Broadband's knowledge and belief in any material respect as of such date or for such specified period.

  (c)
  Notwithstanding paragraph (b) above, no representation is made in respect of (i) any information, facts, statements, opinions, projections, forecasts, demographic statistics or circumstances relating to the cable, media, telecommunications and data services industry as a whole or (ii) any person other than UPC and any member of the Borrower Group.

16.
We confirm to each Finance Party that:

(i)
we have made our own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and have not relied on any information provided to us by a Finance Party in connection with any Finance Document; and

(ii)
we will continue to make our own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Commitment is in force.

17.
Each Facility H Lender consents in principle, and subject to satisfactory documentation, to the merger of the Credit Agreement and the Existing Facility Agreement into a single document.

18.
Each Facility H Lender waives the notice period in respect of drawdown requests under Clause 5.1 of the Credit Agreement.

19.
The Facility Office and address for notices of each Facility H Lender for the purposes of Clause 32.2 (Addresses for notices) will be that notified by each Facility H Lender to the Facility Agent.

20.
This Agreement is governed by English law.

21.
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

SCHEDULE 1

FACILITY H LENDERS AND COMMITMENTS

Facility H Lender	Facility H1 Commitment	Facility H2 Commitment
Bank of America, N.A.	€550,000,000	US$	1,250,000,000
Total	€550,000,000	US$	1,250,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.     Constitutional Documents

(a)
A copy of the constitutional documents of each Obligor (other than UPC Financing) and the partnership agreement of UPC Financing or, if the Facility Agent already has a copy, a certificate of an authorised signatory of the relevant entity confirming that the copy in the Facility Agent's possession is still correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(b)
An extract of the registration of each Obligor established in the Netherlands in the trade register of the Dutch Chamber of Commerce.

2.     Authorisations

(a)
A copy of a resolution of the board of managing and, to the extent applicable, board of supervisory directors (or equivalent) and, to the extent that a shareholders' resolution is required, a copy of the shareholders' resolution of each Obligor:

(i)
approving the terms of and the transactions contemplated by this Agreement and (in the case of UPC Broadband and UPC Financing) resolving that it execute the same and (in the case the Guarantors and the Charging Entities (as defined in the Security Deed)) resolving that it execute the confirmation described in paragraph 4(b) below; and

(ii)
(in the case of UPC Broadband and UPC Financing) authorising the issuance of a power of attorney to a specified person or persons to execute this Agreement on its behalf and (in the case of the Guarantors and the Charging Entities (as defined in the Security Deed)) authorising the issuance of a power of attorney to a specified person or persons to execute the confirmation described in paragraph 4(b) below.

(b)
Specimen of the signature of each person authorised pursuant to its constitutional documents or to the power of attorney referred to in paragraph (a) above to sign this Agreement or the confirmation described in paragraph 4(b) below (as appropriate).

(c)
A certificate of an authorised signatory of UPC Broadband and UPC Financing certifying that each copy document specified in this Schedule and supplied by UPC Broadband or UPC Financing (as the case may be) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(d)
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified UPC Broadband is necessary in connection with the entry into and performance of, and the transactions contemplated by, this Agreement or for the validity and enforceability of this Agreement.

3.     Legal opinions

(a)
A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)
A legal opinion of Allen & Overy LLP, New York legal advisers to the Facility Agent, addressed to the Finance Parties.

(c)
A legal opinion of Allen & Overy LLP, Dutch legal advisers to the Facility Agent, addressed to the Finance Parties.

4.     Other documents

(a)
A copy of the Business Plan delivered under the Credit Agreement, extended and updated to include the period up to and including 30 September 2012.

(b)
Confirmation (in writing) from (i) each of the Guarantors that its obligations under Clause 14 (Guarantee) of the Credit Agreement and (ii) each of the Charging Entities (as defined in the Security Deed) that the Security Interests granted to the Beneficiaries pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Facility H and that such obligations shall be owed to each Finance Party including the Facility H Lenders.

(c)
Evidence that UPC Broadband has delivered a duly completed Cancellation Notice (as defined in the Existing Facility Agreement) to the Existing Facility Agents giving notice of prepayment and cancellation of the whole of the outstanding advances under Facility B and Facility C.

(d)
Confirmation that all conditions precedent in relation to the amendment and restatement of the Credit Agreement and Existing Facility Agreement have been satisfied and that such amendment and restatement agreements are effective.

SIGNATORIES

BANK OF AMERICA, N.A.
By:	Jonathan Pearson
TD BANK EUROPE LIMITED as Facility Agent
By:	Rory McCarthy
TD BANK EUROPE LIMITED as Security Agent
By:	Rory McCarthy
UPC BROADBAND HOLDING B.V.
By:	Jeremy Evans	Dennis Okhuijsen
UPC FINANCING PARTNERSHIP
By:	Jeremy Evans	Dennis Okhuijsen

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ADDITIONAL FACILITY ACCESSION AGREEMENT